Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (No. 333-184744) and Form S-8 (Nos. 333-162864; 333-103609; 333-98037; 333-10602; 333-8962; 333-150970; 333-166919; 333-174584; and 333-181536) of Invesco Ltd., of our report dated February 21, 2014 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10‑K.

/s/ PricewaterhouseCoopers LLP
Atlanta, GA
February 21, 2014